UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aegon Funding Company LLC

(Exact name of registrant as specified in its charter)

Deleware	42-1489646
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6400 C Street SW Cedar Rapids, Iowa	52499
(Address of principal executive offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.625% Senior Notes due 2036	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-287291; 333-287291-01

Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Aegon Ltd.*	Bermuda	Not applicable	World Trade Center Schiphol Boulevard 223 1118 BH Schiphol The Netherlands Telephone: +31-70-3447305

*	Aegon Funding Company LLC is the issuer of the 5.625% Notes due 2036 being registered hereunder (the “Notes”). Aegon Ltd. is the guarantor of the Notes.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered by this Form 8-A is hereby incorporated by reference to the descriptions that appear under the captions (i) “Description of Debt Securities” in the prospectus dated May 15, 2025 and (ii) “Description of the Notes and Guarantees” in the prospectus supplement dated April 30, 2026 (the “Prospectus Supplement”), both relating to the Registrants’ Registration Statement on Form F-3ASR under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2025 (File Nos. 333-287291, 333-287291-01). On May 1, 2026, the Registrants filed with the Commission pursuant to Rule 424(b) the Prospectus Supplement dated April 30, 2026, relating to Aegon Funding Company LLC’s 5.625% senior notes due 2036.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of October 11, 2001, among Aegon N.V., AEGON Funding Corp., AEGON Funding Corp. II and The Bank of New York Mellon Trust Company, N.A. as successor to Citibank, N.A., as Trustee(1)

4.2	Eleventh Supplemental Indenture, dated as of May 7, 2026, among Aegon Funding Company LLC, as issuer, Aegon LTD., as guarantor, The Bank of New York Mellon Trust Company, N.A., as trustee and Citibank, N.A, as registrar and paying agent(2)

4.3	Form of Note (included in Exhibit 4.2)

(1)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(2)	Incorporated by reference to Exhibit 4.1 to the Form 6-K furnished with the SEC on May 7, 2026.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aegon Funding Company LLC

Date: May 7, 2026	By:	/s/ Bonnie T. Gerst
	Name:	Bonnie T. Gerst
	Title:	Senior Vice President

Aegon Ltd.

	By:	/s/ Marvin R. Brizee
	Name:	Marvin R. Brizee
	Title:	Senior Vice President and Head of Group Treasury